UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Snap-on Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

HELP US REDUCE COSTS

If you receive more than one set of proxy materials, it means your shares are in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-446-2617.

ADMISSION TO THE ANNUAL MEETING

All shareholders of record as of the close of business on February 27, 2006, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

•       To enter the Annual Meeting, bring your proof of ownership of Snap-on stock and a form of identification; or

•       If a broker or other nominee holds your shares, bring proof of your ownership of Snap-on stock through such broker or nominee and a form of identification.

HOW TO VOTE

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, then you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Michaels and Ms. Marrinan, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.computershare.com/expressvote. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote by Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

2801 80th Street
Kenosha, WI  53143

Notice of the 2006 Annual Meeting of Shareholders

March 13, 2006

Dear Shareholder:

Snap-on Incorporated will hold its 2006 Annual Meeting of Shareholders on Thursday, April 27, 2006, at 10:00 a.m. (Central Time), at the Eaglewood Resort, 1401 Nordic Road, Itasca, IL  60143. This year’s meeting is being held for the following purposes:

1.              to elect four Directors to serve for the next three years;

2.              to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2006;

3.              to amend and restate the Company’s 2001 Incentive Stock and Awards Plan; and

4.              to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

In addition to the formal business, there will be a short presentation on Snap-on’s performance.

Only shareholders who had shares registered in their names at the close of business on February 27, 2006 will be able to vote at the Annual Meeting.

If you are a shareholder and plan to attend the Annual Meeting in person, then please refer to the section of this Proxy Statement titled “Commonly Asked Questions and Answers about the Annual Meeting.”

If you have any questions or comments, please direct them to Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, Wisconsin 53143. If you prefer, you may also e-mail questions or comments to shareholders@snapon.com. We always appreciate your interest in Snap-on and thank you for your continued support.

Your vote is important. Thank you for voting.

Sincerely,

Susan F. Marrinan
Vice President, Secretary and
Chief Legal Officer

PROXY STATEMENT

TABLE OF CONTENTS

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
ITEM 1: ELECTION OF DIRECTORS	5
Nominees for Election	5
Directors Not Standing for Election	6
CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION	7
Nomination of Directors	7
Shareholder Communications with the Board	8
Annual Meeting Attendance	8
Board Information	8
Board Compensation	10
ITEM 2: RATIFY THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2006	11
AUDIT COMMITTEE REPORT	12
DELOITTE & TOUCHE LLP FEE DISCLOSURE	13
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	14
Table 1—Security Ownership of Management	14
STOCK PERFORMANCE GRAPH	16
Five-Year Performance	16
EXECUTIVE COMPENSATION	17
Report of the Organization and Executive Compensation Committee	17
Table 2—Summary Compensation	22
Table 3—Option Grants in Last Fiscal Year	24
Table 4—Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	25
Table 5—Long-Term Incentive Plans—Awards in Last Fiscal Year	26
Snap-on Incorporated Retirement Plan	27
Table 6—Pension Plan	27
ITEM 3: AMEND AND RESTATE THE COMPANY’S 2001 INCENTIVE STOCK AND AWARDS PLAN	30
OTHER INFORMATION	40
APPENDIX A—AMENDED AND RESTATED 2001 INCENTIVE STOCK AND AWARDS PLAN	A-1
APPENDIX B—CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE	B-1

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:   WHEN WILL THIS PROXY STATEMENT FIRST BE MAILED TO SHAREHOLDERS?

A:   We expect to begin mailing this Proxy Statement to shareholders on March 13, 2006.

Q:   WHAT AM I VOTING ON?

A:   At the 2006 Annual Meeting you will be voting on three proposals:

1.               The election of four Directors to serve terms of three years each. This year’s Board nominees are:

• Bruce S. Chelberg	• Karen L. Daniel
• Arthur L. Kelly	• Jack D. Michaels

2.               A proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2006.

3.               A proposal to amend and restate the Company’s 2001 Incentive Stock and Awards Plan (the “2001 Plan”).

Q:   WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:   The Board of Directors is soliciting this proxy and recommends the following votes:

•       FOR each of the Board’s nominees;

•       FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2006; and

•       FOR approval of the amended and restated 2001 Plan.

Q:   WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:   To conduct the Annual Meeting, more than 50% of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” Assuming a quorum is present, Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Assuming a quorum is present, the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2006 and approval of the amended and restated 2001 Plan require an affirmative majority vote of votes cast by shareholders.

Q:   WHAT IF I DO NOT VOTE?

A:   The effect of not voting will depend on how your share ownership is registered.

If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may or may not vote your shares in its discretion depending on the proposal before the meeting. Your broker may vote your shares in its discretion on routine matters such as the election of directors and ratification of the Company’s independent auditors. Your broker may not vote your shares without your instruction on non-routine matters such as approval of the amended and restated 2001 Plan.

Q:   WHO MAY VOTE?

A:   You may vote at the Annual Meeting if you were a shareholder of record as of the close of business on February 27, 2006, which is the “Record Date”. Each outstanding share of Common Stock is entitled to one vote. As of the Record Date, Snap-on had 60,929,551 shares of Common Stock outstanding. This includes 2,703,472 shares held by the Snap-on Incorporated Grantor Stock Trust (the “GST”) on the Record Date. Shares of Common Stock held by the GST are considered outstanding for voting purposes but not for earnings per share calculations.

Q:   WHAT IS THE GST?

A:   The GST was established to hold Common Stock to ensure the funding obligations that we have to certain of our employees under various employee benefit plans. The Trustee of the GST does not decide how to vote the Common Stock the GST holds. Rather, the trust agreement for the GST, as amended, provides that the GST shares will be voted in the same proportion as the non-GST shares, which are those shares that the Company’s general shareholder population holds.

Q:   HOW DO I VOTE?

A:   We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, then you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Michaels and Ms. Marrinan, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.computershare.com/expressvote. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote by Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:   It means your shares are in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A. (“Computershare”), toll-free at 1-800-446-2617.

Q:   WHO WILL COUNT THE VOTE?

A:   Computershare, our transfer agent, will use an automated system to tabulate the votes. Its representatives will also serve as the election inspectors.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A:   All shareholders of record as of the close of business on February 27, 2006, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

•       To enter the Annual Meeting, bring your proof of ownership of Snap-on stock and a form of identification; or

•       If a broker or other nominee holds your shares, bring proof of your ownership of Snap-on stock through such broker or nominee and a form of identification.

Q:   CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A:   Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate Secretary and voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

Q:   MAY I VOTE AT THE ANNUAL MEETING?

A:   If you complete a Proxy Card, or vote through the Internet or by telephone, then you may still vote in person at the Annual Meeting. To vote at the meeting, please give written notice that you would like to revoke your original proxy to one of the following:

•       the Corporate Secretary, in advance of the Annual Meeting; or

•       the authorized representatives at the Annual Meeting.

Street name holders who wish to vote in person at the meeting will not be permitted to vote in person at the meeting unless they first obtain a proxy issued in their name from the bank, broker or other holder of record.

Q:   WHO IS MAKING THIS SOLICITATION AND HOW MUCH DOES IT COST?

A:   This solicitation is being made on behalf of Snap-on Incorporated by its Board of Directors. Our officers and employees may make solicitations by mail, telephone, facsimile or in person. We have retained Georgeson Shareholder Communications Inc., for $7,000 plus expenses, to assist us in the solicitation of proxies. This assistance will include requesting brokerage houses, depositories, custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the stock they hold. We will bear the cost of this solicitation and reimburse Georgeson for these expenses.

Q:   WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2007 ANNUAL MEETING?

A:   The Corporate Secretary must receive a shareholder proposal no later than November 13, 2006, for the proposal to be considered for inclusion in our proxy materials for the 2007 Annual Meeting. To otherwise bring a proposal or nomination before the 2007 Annual Meeting, you must comply with our Bylaws. Currently, our Bylaws require written notice to the Corporate Secretary between January 27, 2007, and February 26, 2007. If we receive your notice after February 26, 2007, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our Bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named Proxies will be able to vote on the proposal using their best judgment.

Q:   WHAT IS THE CORPORATE SECRETARY’S ADDRESS?

A:   The address of the Corporate Secretary is:

Corporate Secretary
Snap-on Incorporated
2801 - 80th Street
Kenosha, Wisconsin 53143

Q:   WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:   We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. If other matters are properly brought before the Annual Meeting, then the named Proxies will vote the proxies they hold in their discretion on such matters.

ITEM 1:  ELECTION OF DIRECTORS

Nominees for Election

The Board currently has 10 Directors. The Directors are divided into three classes. This year’s Board nominees for election for terms expiring at the 2009 Annual Meeting are Bruce S. Chelberg, Karen L. Daniel, Arthur L. Kelly and Jack D. Michaels. Ms. Daniel was identified and recommended by a search firm that was retained to assist in identifying potential candidates to the Corporate Governance and Nominating Committee for consideration prior to the time of her initial appointment to the Board. The following is information about the nominees and Snap-on’s other Directors as of March 1, 2006. Pursuant to the Company’s Restated Certificate of Incorporation and Bylaws, the Board must be comprised of three approximately equal classes. At the Annual Meeting each year, one class is nominated for election to a three-year term.

Nominees for Election for Terms Expiring at the 2009 Annual Meeting

Bruce S. Chelberg
Director since 1993

Mr. Chelberg, age 71, retired as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, in 2000. He had served as its Chairman and Chief Executive Officer since 1992 and had served on Whitman’s Board since 1988. Mr. Chelberg serves as a Director of First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

Karen L. Daniel
Director since 2005

Ms. Daniel, age 48, has served as the Chief Financial Officer for Black & Veatch Corporation, a leading global engineering, construction and consulting company specializing in infrastructure development in the areas of energy, water and information, since January 2000.

Arthur L. Kelly
Director since 1978

Mr. Kelly, age 68, has been the managing partner of KEL Enterprises L.P., a holding and investment company, since 1982. Mr. Kelly is a Director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., Deere & Company and The Northern Trust Corporation.

Jack D. Michaels
Director since 1998

Mr. Michaels, age 68, has been our Chairman, President and Chief Executive Officer since November 2004. Prior to joining Snap-on, Mr. Michaels was the Chairman of the Board of HNI Corporation, a manufacturer and marketer of office furniture and hearth products, from 1996 to 2005. In addition, from 1991 to 2004 he served as HNI’s Chief Executive Officer, and from 1990 to 2003, he served as HNI’s President. Mr. Michaels is a Director of IPSCO Inc.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE NOMINEES.

Shares represented by proxies will be voted according to instructions on the Proxy Card. Only cards clearly indicating a vote withheld will be considered as a vote withheld from the nominees. If the Board learns prior to the Annual Meeting that a nominee is unable to serve, then the Board may name a replacement, in which case the shares represented by proxies will be voted for the substitute nominee.

Directors Not Standing for Election

Directors Continuing to Serve until the 2007 Annual Meeting

John F. Fiedler
Director since 2004

Mr. Fiedler, age 67, was the Chairman of the Board of BorgWarner Inc., a supplier of engineered systems and components primarily for automotive powertrain applications from 1996 until 2003. He was also the Chief Executive Officer of BorgWarner from 1995 until 2003. Mr. Fiedler serves as a Director of AirTran Holdings, Inc., Mohawk Industries, Inc. and YRC Worldwide.

W. Dudley Lehman
Director since 2003

Mr. Lehman, age 54, is Group President for Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of consumer and business-to-business products from natural fibers. From 2004 to 2005 he served as Group President-Business to Business and from 1995 to 2004 he served as Group President–Infant and Child Care for Kimberly-Clark.

Edward H. Rensi
Director since 1992

Mr. Rensi, age 61, has been an owner and Chief Executive Officer of Team Rensi Motorsports since 1998, which sponsors two cars in the NASCAR Busch Series and serves as a Director of International Speedway Corporation. Mr. Rensi has also served as the Chairman and Chief Executive Officer for American Consolidated Management Group, Inc., which engages in the development and commercialization of natural plant products for use by food manufacturers in their products, since January 2006. From 1997 to 1998, he was a consultant to McDonald’s U.S.A., a food service organization. He was President and Chief Executive Officer of McDonald’s U.S.A. from 1991 to 1997.

Directors Continuing to Serve Until the 2008 Annual Meeting

Roxanne J. Decyk
Director since 1993

Ms. Decyk, age 53, has been Corporate Affairs Director of Shell International B.V., an oil, gas, chemical and refined petroleum products company, since July 2005. From March 2005 to July 2005, Ms. Decyk was Director International of Shell International B.V. and from 1999 through 2002, was the Vice President of Corporate Strategy of Shell International Limited, based in London, England.

Lars Nyberg
Director since 2002

Mr. Nyberg, age 54, retired as Chairman of the Board of NCR Corporation, a provider of Teradata® warehouses and customer relationship management applications in 2005. He was NCR’s Chairman from 1995 to 2005 and Chief Executive Officer from 1995 to 2003. Mr. Nyberg serves as a Director of Autoliv, Inc. and Sandvik AB based in Sweden, and is Chairman of Micronics Laser Systems AB, listed on the Stockholm Stock Exchange.

Richard F. Teerlink
Director since 1997

Mr. Teerlink, age 69, retired as Chairman of the Board of Harley-Davidson, Inc., a manufacturer of motorcycles, in 1998. He served as its Chairman from 1996 to 1998, Chief Executive Officer from 1989 to 1997, and President from 1988 to 1997. Mr. Teerlink serves as a Director of Johnson Controls, Inc.

CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION

Nomination of Directors

The Corporate Governance and Nominating Committee fulfills the role of a nominating committee. The material terms of the Committee’s role are included in its charter. You may find the Committee’s charter on the Company’s Website at www.snapon.com. This charter requires that all members of the Committee meet the independence requirements of applicable law and regulation, including, without limitation, the requirements imposed by the listing standards of the New York Stock Exchange.

The Committee uses a variety of means to identify prospective Board members, including the Committee’s contacts and recommendations from other sources. In addition, it may also retain a professional search firm to identify candidates. Pursuant to its charter, the Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve the search firm’s fees and other retention items.

The Committee will consider director candidates recommended by shareholders provided that the shareholders submitting recommendations follow the procedures set forth below. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. If a shareholder wishes to suggest an individual for consideration as a nominee for election to the Board at the 2007 Annual Meeting, and possible inclusion in the Proxy Statement, we recommend that you submit your suggestion in writing to the Corporate Secretary before October 1, 2006 for forwarding to the Committee.

To bring a nomination before the 2007 Annual Meeting from the floor during the meeting, you must comply with our Bylaws. Currently, our Bylaws require written notice to the Corporate Secretary between January 27, 2007, and February 26, 2007. If we receive your notice after February 26, 2007, then your proposal or nomination will be untimely. The notice must also meet the requirements of our Bylaws. If you do not comply with these requirements, your nomination can be excluded.

The Committee has a procedure under which all director candidates are evaluated. When evaluating a candidate’s capabilities to serve as a member of the Board, the Committee uses the following criteria: independence, the relationships that the candidate has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), conflicts of interest, ability to contribute to the oversight and governance of the Company, the candidate’s skill sets and positions held at other companies, existing time commitments and diversity. Further, the Committee reviews the qualifications of any candidate with those of its current directors to augment and complement the skill sets of its current Board members. The Committee identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, to ensure the fair representation of all shareholder interests.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors, individually or as a group, should send their communications to the Corporate Secretary at the address listed below. The Corporate Secretary is responsible for forwarding communications to the appropriate Board members and screens these communications for security purposes.

Name of Director
c/o Corporate Secretary
Snap-on Incorporated
2801 80th Street
Kenosha, WI 53143

Annual Meeting Attendance

All Directors may attend the Annual Meeting of Shareholders either in person or by telephone. If a Director attends by phone, he or she is also able to answer questions asked at the Annual Meeting. However, incumbent Directors that are not standing for re-election at the Annual Meeting are not required to attend. Last year, each Director attended the Annual Meeting in person.

Board Information

The primary responsibility of the Board is to oversee the business and affairs of the Company. The Board met 5 times in 2005. All Directors attended at least 75% of the total meetings of the Board and committees of which they were members in 2005. The Board conducts executive sessions of non-management directors at every regular Board meeting. At these executive sessions, the Chair of the Corporate Governance and Nominating Committee presides. Interested persons may communicate about appropriate subject matter with the Chair of the Corporate Governance and Nominating Committee as described above under the section titled “Shareholder Communications with the Board.”

The Board has reviewed the independence of its members, considering the independence tests promulgated by the New York Stock Exchange and has adopted categorical standards to assist it in making its determination of director independence. These categorical standards are attached to this Proxy Statement as Appendix B. The Board has affirmatively determined that each of Messrs. Chelberg, Fiedler, Kelly, Lehman, Nyberg, Rensi, Teerlink and Ms. Daniel and Ms. Decyk are independent on the basis that they had no relationships with the Company other than those that fell within the categorical standards. Team Rensi Motorsports (“Team Rensi”) is a sponsor of two cars in the NASCAR Busch Series. One of our Directors, Ed Rensi, is an owner of Team Rensi. The Company had an agreement with Team Rensi to provide $75,000 worth of tools valued at list prices and $75,000 of cash during 2005. The Board has determined that this relationship did not affect Mr. Rensi’s independence as it was a relationship permitted by the categorical standards and was customary for agreements of this type.

The Board is organized so that its committees focus on issues that may require more in depth scrutiny. The present committee structure consists of (i) Audit, (ii) Corporate Governance and Nominating, and (iii) Organization and Executive Compensation committees. Committee reports are presented to the full Board for discussion and review.

The Board has adopted Corporate Governance Guidelines. These Guidelines are located on the Company’s Website at www.snapon.com.

Audit Committee

The Audit Committee is composed entirely of non-employee directors who meet the independence and accounting or financial management expertise standards and requirements of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial statements, the Company’s independent auditors’ qualifications and independence, the performance of the Company’s independent auditors, the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. During fiscal 2005 the Committee met ten times. The Board has adopted a written charter for the Audit Committee, which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter. Currently Messrs. Chelberg, Fiedler and Teerlink (Chair) and Ms. Daniel serve on the Audit Committee. The Board has determined that Mr. Teerlink qualifies as an audit committee financial expert within the meaning of regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange. This Committee makes recommendations to the Board regarding Board policies and structure including size and composition of the Board, corporate governance, number and responsibilities of committees, tenure policy, qualifications of potential Board nominees, including nominees recommended by shareholders, and Director compensation.  Currently Messrs. Kelly, Lehman (Chair) and Nyberg serve on the Corporate Governance and Nominating Committee. During fiscal 2005 the Committee met four times. The Board has adopted a written charter for the Corporate Governance and Nominating Committee which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter. See the section titled “Nomination of Directors” for more information regarding recommending and nominating Directors.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange and the SEC. This Committee oversees our corporate organization, executive succession and executive compensation programs. It recommends to the Board the appropriate level of compensation for our Chief Executive Officer and, after consulting with the Chief Executive Officer, approves the compensation of other officers. This Committee also administers our incentive stock and compensation plans and the employee stock ownership and franchised dealer stock ownership plans. Currently Messrs. Chelberg (Co-Chair) and Rensi and Ms. Decyk (Co-Chair) serve on the Organization and Executive Compensation Committee. During fiscal 2005 the Committee met three times. The Board has adopted a written charter for the Organization and Executive Compensation Committee, which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter.

Availability of Certain Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a written charter for each of the Audit Committee, Corporate Governance and Nominating Committee and the Organization and Executive Compensation Committee. The Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters are available on the

Company’s Website at www.snapon.com. All of these documents are also available in print upon written request directed to our Corporate Secretary at 2801 80th Street, Kenosha, WI 53143.

Board Compensation

Employee Directors

Directors who are employees do not receive additional compensation for serving on the Board or its Committees.

Non-employee Directors

Prior to October 1, 2005, non-employee Directors received an annual retainer fee of $36,000. They also received $1,500 for every Board and Committee meeting they attended, including meetings conducted by phone. Non-employee Committee Chairs also received an annual chair fee of $7,500, except for the Chair of the Audit Committee who received an annual chair fee of $10,000.

On August 25, 2005, the Board revised the cash compensation for its non-employee directors. This Board action occurred after reviewing the average cash compensation for peer group companies and after taking into consideration the time required for Board and committee meeting preparation and attendance. After the revision, Snap-on’s non-employee Directors will be compensated at the average currently paid to peer group company directors. Effective October 1, 2005, non-employee directors will receive an annual retainer of $75,000 in lieu of the prior retainer and Board and committee meeting fees. Non-employee committee chairs will receive an annual chair fee of $10,000, except for the chair of the Audit Committee who will receive an annual chair fee of $15,000. In addition, Audit Committee members, except for the Audit Committee Chair, will receive an additional annual fee of $7,500.

In 2005, non-employee Directors received an annual grant of an option to purchase 3,000 shares of Common Stock. The exercise price of the option shares was $32.76, the closing price of a share of Common Stock on the New York Stock Exchange on the date of the grant. As part of the amendments to the Company’s 2001 Incentive Stock and Awards Plan, the Company is asking for approval of amendments that would provide flexibility for future awards to non-employee directors.

We reimburse Directors for all Board-related expenses.

From January 1, 2005, to February 28, 2005, Directors received at least 50%, and at their election, up to 100% of their fees in Common Stock through the Directors’ 1993 Fee Plan. Effective March 1, 2005, Directors have the option to elect to receive between 0% and 100% of their fees in Common Stock under the Fee Plan. Under the terms of the Fee Plan, non-employee Directors receive shares based on the fair market value of a share of Common Stock on the last day of the month in which the fees are paid. Directors may choose to defer the receipt of all or part of these shares and fees to a deferral account with us. The Fee Plan credits deferred cash amounts with earnings based on market rates of return. Dividends on deferred share units are automatically reinvested.

We maintain life insurance coverage in the amount of $25,000 for all non-employee Directors. In addition, non-employee Directors who are not eligible to participate in another group health plan may participate at their own expense, on the same basis as employees, in the medical plans we maintain for our employees.

ITEM 2: RATIFY THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2006

The Board of Directors proposes that the shareholders ratify the selection by the Audit Committee of Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent auditor for the 2006 fiscal year. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent auditor. Although shareholder ratification of the Audit Committee’s selection of the independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of D&T to our shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee’s selection of D&T as the Company’s independent auditor for 2006 at the Annual Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor. Representatives of D&T will be at the Annual Meeting to answer your questions and to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR FOR 2006.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is set forth on the Company’s website at www.snapon.com. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

During fiscal 2005, the Committee met ten times. In the exercise of its duties and responsibilities, the Committee members reviewed and discussed the audited financial statements for fiscal 2005 with management and the independent auditors. In addition, the Committee members met to discuss the earnings press releases and interim financial information contained in each earnings press release with the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the Controller, and the independent auditors prior to public release.

The Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with Snap-on’s independent auditors, Deloitte & Touche LLP. The Committee received a written disclosure and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence. Based on their review and discussions and subject to the limitations on the role and responsibilities of the Committee in its charter, the Committee recommended to the Board that the audited financial statements be included in Snap-on’s Annual Report to shareholders on Form 10-K to be filed with the Securities and Exchange Commission.

Richard F. Teerlink, Chair
Bruce S. Chelberg
Karen L. Daniel
John F. Fiedler

DELOITTE & TOUCHE LLP FEE DISCLOSURE

The Audit Committee selects our independent auditors for each fiscal year. During the fiscal year ended December 31, 2005, Deloitte & Touche LLP (“D&T”) was employed principally to perform the annual audit, including audit services related to the Company’s Sarbanes-Oxley Section 404 compliance, and to render tax advice and compliance services. The following table sets forth the amount of fees for professional services rendered by D&T as of and for the fiscal years ended December 31, 2005 (fiscal 2005), and January 1, 2005 (fiscal 2004).

	Fiscal 2005	Fiscal 2004
Audit(1)	$4,138,742	$4,067,320
Audit Related(2)	$156,709	$53,097
Tax(3)	$1,423,322	$1,058,270
All Other Fees	—	—
Total Fees	$5,718,773	$5,178,687

(1)                Includes fees related to the issuance of the audit opinions, including Sarbanes-Oxley 404, and timely quarterly reports on Form 10-Q, statutory audits and consents for other SEC filings.

(2)                Includes audits of employee benefits plans in both years and other audit-related services.

(3)                Includes U.S. and international tax advice and compliance services.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature or anticipated at the time the budget is submitted. Audit Committee pre-approval is required to exceed the budgeted amount for a particular category of services and to engage the independent auditor for any service that was not pre-approved. The Audit Committee has also delegated pre-approval authority to the Committee Chairman, provided that any pre-approval by the Committee Chairman is reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee considers whether the provision of such services are consistent with the SEC’s rules on auditor independence and whether the independent auditor is best positioned to provide the most effective and efficient service. The Audit Committee considered the non-audit services provided by D&T in fiscal 2004 and 2005 and determined that the provision of those services is compatible with maintaining auditor independence. The Audit Committee periodically receives a report from members of management and the independent auditor on the services rendered and fees paid to the independent auditor to ensure that such services are within the pre-approved amounts.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Common Stock beneficially owned by each non-employee Director and by Messrs. Biland, Ellen, Michaels, Pinchuk and Ward (the “Named Executive Officers”), as well as the total number of shares held by all current Directors and Executive Officers as a group, as of February 27, 2006, the Record Date. Beneficial owners include the Directors and Executive Officers, their spouses, minor children and family trusts. Unless we have indicated otherwise in the footnotes, the individuals listed below have sole voting and investment power over his or her shares.

Table 1: Security Ownership of Management

Beneficial Owner	Shares Owned(1)		Option Shares(2)
Alan T. Biland	50,208		109,000
Bruce S. Chelberg	20,097		30,000
Karen L. Daniel	428		0
Roxanne J. Decyk	16,887		24,000
Martin M. Ellen	54,171		144,600
John F. Fiedler	7,887		0
Arthur L. Kelly	49,201	(3)	30,000
W. Dudley Lehman	2,293		6,000
Jack D. Michaels	100,466		118,000
Lars Nyberg	6,820		12,000
Nicholas T. Pinchuk	41,538		138,500
Edward H. Rensi	22,577		30,000
Richard F. Teerlink	19,296		24,000
Thomas J. Ward	15,996		45,050
All current Directors and Executive Officers as a group (18 Persons)	455,883		986,434

As a group, the Directors and Executive Officers beneficially own approximately 2.42% of the outstanding Common Stock, excluding shares held by the GST and including option shares and deferred share units. No individual Director or Executive Officer beneficially owns more than 1% of the outstanding Common Stock.

(1)                Amounts for Directors and Executive Officers include deferred share units payable in shares of Common Stock on a one-for-one basis. Amounts for the Named Executive Officers include the following amounts of restricted shares: Mr. Biland—33,000, Mr. Ellen—35,000, Mr. Michaels—87,500, Mr. Pinchuk—34,000, and Mr. Ward—14,700. “Restricted” means that the share units or shares of stock are unvested and subject to forfeiture under terms of compensation awards or agreements if the Company and/or the holder do not meet vesting requirements.

(2)                This column represents shares not included in Shares Owned that may be acquired by the exercise of options as of the Record Date or within 60 days of the Record Date.

(3)                This figure includes shares held by trusts for the benefit of Mr. Kelly and his family.

Security Ownership of Certain Beneficial Owners

The following information relates to each person or entity known to us to be the beneficial owner of more than 5% of our Common Stock. Except as otherwise indicated, each person listed below has sole voting and investment power over their shares.

EARNEST Partners, LLC, 75 Fourteenth Street, Suite 2300, Atlanta, GA 30309, has reported on Schedule 13G, filed on February 14, 2006, the beneficial ownership of 4,419,073 shares of Common Stock as of December 31, 2005, representing approximately 7.59% of the shares outstanding, excluding the shares held by the GST.

Lord, Abbett & Co., LLC, 90 Hudson Street, Jersey City, NJ 07302, has reported on Schedule 13G, filed on February 14, 2006, the beneficial ownership of 8,059,138 shares of Common Stock as of December 31, 2005, representing approximately 13.84% of the shares outstanding, excluding the shares held by the GST.

Harris Associates L.P., Two North LaSalle Street, Suite 500, Chicago, IL 60602, has reported on Schedule 13G, filed on February 14, 2006, the beneficial ownership of 4,450,850 shares of Common Stock as of December 31, 2005, representing approximately 7.64% of the shares outstanding, excluding the shares held by the GST.

ValueAct Capital Master Fund, L.P., 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133, has reported on Schedule 13D, filed on November 14, 2005, the beneficial ownership of 3,117,900 shares of Common Stock as of November 14, 2005, representing approximately 5.35% of the shares outstanding, excluding the shares held by the GST.

Snap-on Incorporated Grantor Stock Trust, 2801 - 80th Street, Kenosha, WI, has reported on Schedule 13G, filed on February 14, 2006, the beneficial ownership of 3,206,673 shares of Common Stock as of December 31, 2005, representing approximately 5.26% of the shares outstanding, including GST shares. The GST was established to hold Common Stock to ensure the funding of certain obligations we have to certain of our employees under various employee benefit plans. The Trustee of the GST does not decide how to vote the Common Stock the GST holds. Rather, the trust agreement for the GST, as amended, provides that the GST shares will be voted in the same proportion as the non-GST shares, which are those shares that the Company’s general shareholder population holds.

STOCK PERFORMANCE GRAPH

Five-Year Performance

The graph below illustrates the cumulative total shareholder return on our Common Stock since 2000, assuming that dividends are reinvested. The graph compares our performance to that of the Standard & Poor’s 500 Stock Index and a Peer Group.

Snap-on Incorporated Total Shareholder Return(1)

Fiscal Year Ending(2)	Snap-on Incorporated	S&P 500	Peer Group(3)
December 31, 2000	$100.00	$100.00	$100.00
December 31, 2001	$124.81	$88.12	$98.14
December 31, 2002	$107.70	$68.64	$95.98
December 31, 2003	$127.94	$88.33	$120.36
December 31, 2004	$140.72	$97.94	$145.94
December 31, 2005	$158.28	$102.75	$151.34

(1)                Assumes $100 was invested on December 31, 2000, and that dividends were reinvested quarterly.

(2)                Although our fiscal year ends on the Saturday closest to December 31 of each year, we use December 31 for ease of calculation.

(3)                The Peer Group includes: Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Emerson Electric Co., Fortune Brands, Inc., Genuine Parts Company, W.W. Grainger, Inc., Newell Rubbermaid Inc., Pentair, Inc., SPX Corporation and The Stanley Works.

EXECUTIVE COMPENSATION

Report of the Organization and Executive Compensation Committee

The Committee

The Organization and Executive Compensation Committee of the Board of Directors (which we refer to as the “Compensation Committee” or the “Committee”) is composed only of independent directors, as determined by New York Stock Exchange listing standards. The Committee oversees Snap-on’s executive compensation programs. Our responsibilities are set forth in the Committee charter which you can find on the Company’s Website at www.snapon.com. Three of those responsibilities are (i) to review corporate goals and objectives relevant to compensation for the Chief Executive Officer and to evaluate the performance of the Chief Executive Officer in light of these goals and objectives; (ii) to recommend to the Board the appropriate compensation for the Chief Executive Officer; and (iii) after consulting with the Chief Executive Officer, to establish the compensation of all other executive officers. This report is designed to assist your understanding of Snap-on’s compensation objectives and philosophy, the Compensation Committee’s practices and the elements of total executive compensation.

Objectives and Philosophy

Snap-on’s executive compensation program is designed to (i) attract and retain high quality executive officers that are critical to the long-term success of the Company, and (ii) place an amount of each executive officer’s pay at risk so that he or she is rewarded for achieving Snap-on’s short-term business and long-term strategic goals. We determine total direct compensation levels for Snap-on’s executive officers based on several factors, including: each executive officer’s role; how important each position is to Snap-on’s operations; the total compensation of executives who perform similar duties at other companies; the total compensation for the executive officer during the prior fiscal year; how the executive officer may contribute to Snap-on’s future success; and, taking into consideration other circumstances as appropriate. Our goal is to design a compensation program that gives executive officers an incentive to achieve superior corporate and individual performance. Our total direct compensation levels for Snap-on’s executive officers are designed to generally fall within the 60th and 65th percentiles for comparable positions reflected in the Market Data (see the section below titled “Compensation Committee Practices” for a description of what comprises the Market Data). “Total direct compensation” is comprised of the base salary, annual incentives and long-term compensation paid to the executive officer. Each of these elements of total direct compensation is discussed further below.

Compensation Committee Practices

In 2005, Mercer Human Resource Consulting (“Mercer”) was retained to assist the Company in conducting a limited assessment of general market compensation practices and the compensation levels of Snap-on’s executive officers. We refer to the results of this assessment as the “Market” or “Market Data.” The Market Data was used to help establish and monitor total direct compensation levels for Snap-on’s executive officers.

The Compensation Committee has the sole authority to retain and terminate a consulting firm to assist in the evaluation of Chief Executive Officer or other executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. As part of the process to retain Mercer, the Committee considered Mercer’s representations with respect to their practices and approach to maintaining independence. The Company also used Mercer for other purposes, subject to the Compensation Committee’s pre-approval of such use.

Three elements comprised the total direct compensation for Snap-on’s executive officers in 2005:

•       base salary;

•       annual incentives; and

•       long-term incentive compensation.

Base Salary

When determining base salary, we consider a number of factors including market data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified company goals, individual experience, demonstrated leadership, performance potential, Company performance and retention considerations. These factors are not weighed or ranked in any particular way. In 2005, the executive officers’ base salaries were generally at the median of base salaries in the Market Data. We discuss the method used to determine the base salary for Mr. Michaels in the section entitled “2005 Compensation for Mr. Michaels.”

Annual Incentives

We maintain annual incentive plans for Snap-on’s executive officers. The annual incentive compensation is intended to place a significant part of each executive officer’s total compensation at risk. For 2005, amounts paid to the Chief Executive Officer and other executive officers were based on corporate operating income and working investment as a percentage of net sales. These same financial measures for a segment, or a combination of segments, were included when appropriate. In addition, a portion of the annual incentive is based on the attainment of strategic business drivers. Inclusion of these strategic business drivers provide the Company and individual with the flexibility to focus on measurable objectives that may not be quantitative in nature but are critical to each operation. We weight each performance measure for purposes of the award to each executive officer. The general plan design is 70% for quantifiable financial measures and 30% for strategic business drivers. For the Chief Executive Officer, the design was 50% for the financial measures and 50% for strategic business drivers. Precise percentages for each executive officer vary.

We fix performance goals for each of these measures at the beginning of the year. Our objective is to set goals that are quantitative and measurable, but some strategic business drivers are by necessity somewhat subjective in nature. For each performance measure, we set three different performance levels (in order of rank)—“threshold,” “target” and “outstanding” performance. After the end of the year, we compare Snap-on’s actual annual performance against goals for each of the performance measures to determine the amount we pay the executive officers under the annual incentive plans applicable for the year. For example, the Chief Executive Officer can earn an incentive payment equal to 100% of base salary under the annual incentive plans applicable to him if “target” performance is achieved for each performance measure during the fiscal year. Other executive officers would earn between 35% and up to 90% of their base salaries in such a circumstance. The target percentage payout may vary from year to year. The amount we pay will increase or decrease proportionately in accordance with performance against the aforementioned performance measures. We intend that payments at the “target” level combined with base salaries would provide annual cash compensation at about the 60th-65th percentile of the Market Data for the combination of base salary and annual incentives.

Long-Term Incentive Compensation

We provide long-term incentive compensation to Snap-on’s executive officers through the 2001 Incentive Stock and Awards Plan (the “Plan”). We believe stock-based awards help make the financial interests of management the same as yours since the ultimate value of stock-based awards is tied to the value of Snap-on’s stock.

The Plan allows us to grant stock options, performance shares, performance units and restricted shares. These types of awards measure performance over a longer period of time than other methods of compensation and focus on the long-term strategic goals. In 2005, our long-term incentive compensation for executive officers was composed of a mix of stock options (one-third of the total value of long-term incentive compensation), performance shares (one-third of the total value of long-term incentive compensation) and long-term cash incentive awards (one-third of the total value of long-term incentive compensation).

In granting awards, we take into account the following subjective and objective factors:

•       each executive officer’s level of responsibility;

•       each executive officer’s contributions to Snap-on’s financial results;

•       retention considerations; and

•       the practices of companies in the Market.

Prior to making a grant, we also consider the Company’s share price, the volatility of the share price and potential dilution.

Stock Options

In 2005, we granted stock options by first setting a pool of options that would be available for grant. This option pool was set based on a targeted amount of annual dilution, which also takes into account already issued but unexercised options, as a percentage of total shares outstanding. Since 2003 our goal has been to maintain a ratio of 40% of the total value of long-term incentive compensation in stock option grants (determined as described below). However, in 2005 we reduced the ratio to 35% of the value of long-term incentive compensation in stock options due to a reduction in the amount of long-term incentive compensation and total direct compensation in the Market Data and a limit on the number of shares available for grant under the Plan. With respect to the actual size of a stock option or performance share award, in 2005 we determined the grant date present value using the Black-Scholes pricing model (a formula widely used to value exchange-traded options) for comparison to executives in the Market.

Using these criteria, in 2005 we granted stock options to the executive officers (other than the Chief Executive Officer which is discussed in the section titled “2005 Compensation for Mr. Michaels”) to purchase 157,150 shares. These options have an exercise price equal to the value of Snap-on common stock on the grant date and vest in two annual increments beginning on the first anniversary following the award.

Performance Shares and Long-Term Cash Incentives

In 2005, we also granted 44,175 performance shares to our executive officers (other than the Chief Executive Officer which is discussed in the section titled “2005 Compensation for Mr. Michaels”) under the Plan.

Vesting of the performance shares and long-term incentive cash award will be dependent upon cumulative performance relative to goals for fiscal years 2005, 2006 and 2007 which are based upon revenue growth and return on net assets employed before interest and taxes (“RONAEBIT”). The individual can earn performance shares and cash based on the following formula:

Performance Level	Amount of Performance Shares	Amount of Cash
Threshold	25% of the Award	The number of Performance Shares earned multiplied by $31.73 (the price per share of the Company’s stock on the award date).
Target	100% of the Award	The number of Performance Shares earned multiplied by $31.73.
Outstanding	100% of the Award	The amount of cash earned at Target plus (a) the percentage over Target (but no greater than 50%) multiplied by (b) 2 multiplied by $31.73.

We intend that payments at the “target” level under the annual incentive plan and the long-term incentive compensation, when combined with base salaries, would provide total direct compensation within the 60th and 65th percentiles of the companies in the Market Data for the same components of compensation.

2005 Compensation for Mr. Michaels

On November 13, 2004, the Board of Directors elected Mr. Michaels to serve as the Company’s Chairman, President and Chief Executive Officer. In December 2004, the Board approved Mr. Michaels’ compensation. In determining our recommendations to the Board for Mr. Michaels’ compensation for the remainder of 2004 and 2005, we considered the desire to retain his services, his responsibilities as Chairman, President and Chief Executive Officer, his past experience with the Company as a Director and also as Chairman, President and CEO of HNI Corporation, the Market Data, and payments that he would have received from HNI Corporation if he had not resigned as HNI’s Chairman. We also wanted his compensation structure to be aligned with the Company’s other compensation practices. In addition to reviewing the separate components of Mr. Michaels’ compensation, we also reviewed Mr. Michaels’ total direct compensation, using the Black-Scholes model to value the stock options granted to him.

In December 2004 we recommended that the Board set Mr. Michaels’ base salary at $800,000, at about the median of base salaries for CEOs at companies reviewed in the Market Data. In doing so, we considered the factors discussed under “Base Salary” in addition to the other matters we discussed above.

In addition, for fiscal 2005, his potential annual incentive payment was 100% of base salary at “target” performance. Mr. Michaels annual incentive plan design was 50% for quantifiable financial measures and 50% for strategic business performance drivers. We determined that this allocation was appropriate because we believe that the strategic business drivers, which are designed to promote sustainable change, deserved the same amount of focus as the financial measures.

For 2005, Mr. Michaels earned about 85% of his base salary, or $678,280, under annual incentive plans applicable to him based on performance above threshold but below target levels for corporate operating income and working investment as a percentage of net sales and at target levels for strategic business drivers.

We did not grant Mr. Michaels stock options in 2005 as he had received a grant of 200,000 shares on December 3, 2004 at the time of his employment. Mr. Michaels received a grant of 27,500 performance shares and a long-term incentive cash award in 2005. The metrics for this long-term incentive compensation are discussed in further detail in the section above entitled “Long-Term Incentive Compensation.”

Mr. Michaels is also able to participate in the Company benefit plans available to other executive officers which are executive physicals and participation in the Company’s supplemental pension plan.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million per executive officer.

In April 2001, Snap-on’s shareholders approved the 2001 Incentive Stock and Awards Plan (the “Plan”). The Plan is designed so that awards granted to the covered individuals may meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation. The Plan gives Snap-on flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that section 162(m) does not adversely affect Snap-on’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Compensation Committee may elect to structure elements of compensation to accomplish business objectives that are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Snap-on’s tax deduction for said compensation.

Bruce S. Chelberg, Co-Chair
Roxanne J. Decyk, Co-Chair
Edward H. Rensi

Table 2: Summary Compensation

Table 2 shows the total compensation paid, payable and/or accrued for services rendered during the 2005, 2004 and 2003 fiscal years to each of the Named Executive Officers and Mr. Montemurro.

					LONG-TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS			PAYOUTS
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation	Restricted Stock Value ($)(2)	Securities Underlying Options(#)		LTIP Payouts ($)		All Other Compensation ($)(5)
Jack D. Michaels(1)	2005	800,000	678,280	0	0	0	(3)	0		26,610
Chairman, President and	2004	103,590	437,000	0	0	203,000		0		55,500
Chief Executive Officer
Alan T. Biland(1)	2005	309,846	268,642	0	0	30,000		83,619	(4)	8,032
Senior Vice President and	2004	274,510	312,000	0	0	13,500		0		7,328
President—Snap-on Tools	2003	257,435	206,579	57,427	0	13,500		0		79,691
Company LLC
Martin M. Ellen	2005	350,785	257,959	0	0	40,000		245,938	(4)	20,667
Senior Vice President—	2004	340,587	278,900	0	0	45,000		0		18,085
Finance and Chief Financial	2003	326,400	254,161	0	0	40,500		0		14,582
Officer
Michael F. Montemurro(1)	2005	365,270	242,928	0	0	30,000		241,019	(4)	3,514
Senior Vice President	2004	363,844	251,400	0	0	40,500		0		3,214
	2003	353,246	209,493	304,194	0	40,500		0		273,439
Nicholas T. Pinchuk	2005	414,370	399,198	0	0	35,000		241,019	(4)	21,947
Senior Vice President and	2004	404,482	254,800	0	0	40,500		0		20,887
President—Worldwide	2003	392,700	161,064	0	0	40,500		0		43,828
Commercial and Industrial
Group
Thomas J. Ward(1)	2005	223,607	170,697	0	0	9,700		37,383	(4)	1,104
Vice President and	2004	198,106	174,930	0	0	7,200		0		957
President—Diagnostics	2003	186,893	117,742	0	0	9,000		0		890
and Information Group

(1)                Mr. Michaels was named Chairman, President and Chief Executive Officer in November 2004. The amounts for Mr. Michaels for 2004 relates to less than a full year of employment. In March 2005, Mr. Biland was elected to the positions of Senior Vice President and President—Snap-on Tools Company LLC. Mr. Biland previously served as Vice President—Chief Information Officer and President—Diagnostics and Information Group from June 2001 to March 2005. Mr. Biland succeeds Michael F. Montemurro, who was previously Senior Vice President and President—Snap-on Tools Company LLC. Mr. Montemurro, who had served the Company for nearly 35 years, assisted with special projects through the remainder of 2005. Mr. Ward was elected to the position of Vice President and President—Diagnostics and Information Group in March 2005. Previously, he was President—Worldwide Diagnostics from July 2001 to March 2005.

(2)                The number and value (based on a price of $37.56 per share the closing price of our Common Stock on December 30, 2005, the last trading day before the fiscal year-end) of the restricted shares that the Named Executive Officers held at December 31, 2005, were as follows: Mr. Michaels—27,500 ($1,032,900), Mr. Biland—17,500 ($657,300), Mr. Ellen—36,000 ($1,352,160), Mr. Montemurro—33,500 ($1,258,260), Mr. Pinchuk—34,500 ($1,295,820), and Mr. Ward—6,500 ($244,140). These restricted shares are subject to the terms of Long Term Incentive Awards. We accrue dividends on restricted shares that have not vested. The dividends are paid upon vesting or forfeited if the restricted shares do not vest. The restricted shares subject to the terms of the Long Term Incentive Awards will vest only to the extent the Company meets certain performance goals, so vesting is not assured. None of the restricted shares that were granted in 2003 and that were subject to the terms of the Long-Term Incentive Awards that related to the Company’s performance in 2003, 2004 and 2005 vested, and therefore, are not disclosed in this footnote.

(3)                We did not grant Mr. Michaels stock options in 2005 as he had received a grant of 200,000 shares on December 3, 2004, at the time of his employment.

(4)                These values relate to performance shares that were granted in 2004 and that were subject to the terms of the Long-Term Incentive Awards that related to the Company’s performance in 2004 and 2005. Each performance share that was earned was valued at $39.35 per share, the closing price of our Common Stock on the vesting date.

(5)                Amounts shown for 2005 include a retirement plan match contribution to the Company’s 401(k) plan and Deferred Compensation Plan for the following persons under the plans and in the amounts indicated: Mr. Biland: 401(k)—$7,000; Mr. Ellen: 401(k)—$7,000, Deferred Compensation Plan—$11,893; Mr. Michaels: 401(k)—$7,000, Deferred Compensation Plan—$19,610; and Mr. Pinchuk: 401(k)—$7,000, Deferred Compensation Plan—$10,974.

Also included for 2005 are the following amounts for the imputed value of group term life insurance: Mr. Biland—$1,032; Mr. Ellen—$1,774; Mr. Montemurro—$3,514; Mr. Pinchuk—$3,973; and Mr. Ward—$1,104. The following amounts are also included for Mr. Ward for the imputed value of group term life insurance: 2004—$957; 2003—$890.

Table 3: Option Grants in Last Fiscal Year

Table 3 shows information about the stock options granted to our Named Executive Officers and Mr. Montemurro in 2005.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value(2)
Michaels	0	N/A	N/A	N/A	N/A
Biland	14,000	2.60%	$33.75	2/18/2015	$122,220
	16,000	2.98%	$31.48	4/1/2015	$129,440
Ellen	40,000	7.44%	$33.75	2/18/2015	$349,200
Montemurro	30,000	5.58%	$33.75	2/18/2015	$261,900
Pinchuk	35,000	6.51%	$33.75	2/18/2015	$305,550
Ward	6,480	1.20%	$33.75	2/18/2015	$56,570
	3,220	0.60%	$31.48	4/1/2015	$26,050

(1)                One-half of the options granted vested on February 18, 2006, and the remaining one-half will vest on February 18, 2007. We did not grant Mr. Michaels stock options in 2005 as he had received a grant of 200,000 shares on December 3, 2004 at the time of his employment.

(2)                The estimated grant date present value reflected in the above table is determined using the Black-Scholes Option Pricing Model. The material assumptions and adjustments we used to estimate the value of the options reflected above include:

•       an exercise price on the option of $33.75 ($31.48 for the 16,000 and 3,220 options granted to Mr. Biland and Mr. Ward respectively) equal to the fair market value of the underlying stock on the date of grant;

•       an option term of ten years;

•       an interest rate of 4.09% (4.28% for the 16,000 and 3,220 options granted to Mr. Biland and Mr. Ward respectively), which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term;

•       volatility of 30.19% (29.43% for the 16,000 and 3,220 options granted to Mr. Biland and Mr. Ward respectively) calculated using our daily stock prices for a three-year period prior to the grant date;

•       dividends at the rate of $1.00, representing the annualized dividends paid with respect to a share of Common Stock as of the date of grant; and

•       an expected option life of 7.1 years to reflect the probability of forfeiture due to termination prior to vesting or due to termination of employment prior to the option expiration date.

The ultimate values of the options will depend on the future market price of our Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock over the exercise price on the date the option is exercised.

Table 4: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

This table shows (i) the number of shares that our Named Executive Officers and Mr. Montemurro acquired by exercising stock options in fiscal 2005 and the value they realized as a result of those exercises and (ii) the number and value of exercisable and unexercisable stock options held by our Named Executive Officers and Mr. Montemurro at the end of fiscal 2005. The closing price of our Common Stock on December 30, 2005, the last trading day before the fiscal year-end, was $37.56. We used this amount to calculate the value of unexercised in-the-money options.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Exercisable/ Unexercisable Value of Unexercised In-the- Money Options at Fiscal Year-End($)
Michaels	N/A	N/A	118,000/100,000	633,694/503,000
Biland	N/A	N/A	87,250/36,750	629,665/191,390
Ellen	N/A	N/A	102,100/62,500	1,021,350/288,300
Montemurro	178,905	1,785,552	223,845/50,250	1,146,329/236,610
Pinchuk	N/A	N/A	100,750/55,250	926,535/255,660
Ward	N/A	N/A	36,600/13,300	302,999/66,010

Table 5: Long-Term Incentive Plans—Awards in Last Fiscal Year

Table 5 shows information about the long-term incentive awards granted to our Named Executive Officers in 2005.

	Number of Shares, Units or	Performance or Other Period Until Maturation or	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Other Rights(1)	Payout	Threshold(#)(1)	Target(#)(1)	Outstanding(#)(1)
Michaels	27,500	2005 - 2007	6,875	27,500	27,500
Biland	9,000	$	2,250	9,000	9,000
Ellen	11,000	$	2,750	11,000	11,000
Montemurro	9,000	$	2,250	9,000	9,000
Pinchuk	10,000	$	2,500	10,000	10,000
Ward	2,700	$	675	2,700	2,700

(1)                Consists of performance shares and a long-term incentive cash award. Vesting of the performance shares and the long-term incentive cash award will be dependent upon performance relative to revenue growth and return on net assets employed before interest and taxes (“RONAEBIT”) for fiscal years 2005, 2006 and 2007. The number of shares shown in the table above represents the maximum number of performance shares that can be earned. The number of performance shares the Named Executive Officer can earn is capped at the amount to be earned at “target” performance.

The individual can earn performance shares and cash based on the following formula:

Performance Level	Amount of Performance Shares	Amount of Cash
Threshold	25% of the performance share award	The number of performance shares earned multiplied by $31.73 (the price per share of the Company’s stock on the award date).
Target	100% of the performance share award	The number of performance shares earned multiplied by $31.73.
Outstanding	100% of the performance share award	The amount of cash earned at Target plus (a) the percentage over Target (but no greater than 50%) multiplied by (b) 2 multiplied by $31.73.

Snap-on Incorporated Retirement Plan

Table 6: Pension Plan

Snap-on has the Snap-on Incorporated Retirement Plan (the “Pension Plan”), a defined benefit pension plan under which it pays benefits using either final average earnings and years of credited service or an account balance formula. All of the Named Executive Officers’ Pension Plan benefits are calculated under the account balance formula under the Pension Plan, except Mr. Montemurro’s and Mr. Ward’s. Mr. Montemurro’s and Mr. Ward’s Pension Plan benefits are calculated under the final average pay formula. The Pension Plan benefits of each of the Named Executive Officers are supplemented with benefits under a Supplemental Retirement Plan (described below) to enable the recipient to receive the difference, if any, between the full amount of retirement income due under the Supplemental Retirement Plan formula and the amount of retirement income payable under the Pension Plan formula when applicable IRS limitations are applied. All salaried employees hired on or after January 1, 2001, participate under the account balance formula in the Pension Plan. The following table shows the estimated annual pension benefits payable to covered participants at normal retirement age using the final average pay formula under the Pension Plan and the Supplemental Retirement Plan.

Years of Service

Average Annual Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$150,000	$11,228	$22,455	$33,683	$44,910	$56,138	$67,365	$78,593
$200,000	$15,353	$30,705	$46,058	$61,410	$76,763	$92,115	$107,468
$250,000	$19,478	$38,955	$58,433	$77,910	$97,388	$116,865	$136,343
$300,000	$23,603	$47,205	$70,808	$94,410	$118,013	$141,615	$165,218
$400,000	$31,853	$63,705	$95,558	$127,410	$159,263	$191,115	$222,968
$500,000	$40,103	$80,205	$120,308	$160,410	$200,513	$240,615	$280,718
$600,000	$48,353	$96,705	$145,058	$193,410	$241,763	$290,115	$338,468
$700,000	$56,603	$113,205	$169,808	$226,410	$283,013	$339,615	$396,218
$800,000	$64,853	$129,705	$194,558	$259,410	$324,263	$389,115	$453,968
$900,000	$73,103	$146,205	$219,308	$292,410	$365,513	$438,615	$511,718
$1,000,000	$81,353	$162,705	$244,058	$325,410	$406,763	$488,115	$569,468
$1,100,000	$89,603	$179,205	$268,808	$358,410	$448,013	$537,615	$627,218
$1,200,000	$97,853	$195,705	$293,558	$391,410	$489,263	$587,115	$684,968
$1,300,000	$106,103	$212,205	$318,308	$424,410	$530,513	$636,615	$742,718

The annual benefits in the table are based on the final average pay formula detailed below using the years of service indicated above and include amounts which would be payable under the Pension Plan and the Supplemental Retirement Plan. There is no offset in benefits under the Pension Plan or the Supplemental Retirement Plan for Social Security benefits, other than in the case of disability retirement benefits.

Calculating the Final Average Pay Benefit

The Pension Plan is a qualified noncontributory defined benefit plan. We do not make any specific contributions for the Named Executive Officers. The final average pay formula under the Pension Plan covers eligible salaried employees and provides, at the normal retirement age of 65, that retirement benefits will be calculated using the following benefit formula:

[1.2% × Average Pay × Years of Credited Service]

plus

[0.45% × {Average Pay—Social Security Covered Compensation} × Years of Credited Service]

“Average Pay” is an individual’s average annual earnings during the five highest completed consecutive calendar years of employment and generally includes base salary and bonus amounts paid in a given year.

“Social Security Covered Compensation” is a 35-year average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65.

“Years of Credited Service” is the number of years and fractional number of years of continuous employment up to 35 years.

The most commonly chosen payout provision for benefits under this formula is a 100% pension payout with a five-year certain period in the event of death, and thereafter a 50% yearly payout to the surviving spouse. Other actuarially equivalent optional forms of payout are also available.

Calculating the Account Balance Benefit

The account balance formula under the Pension Plan expresses its benefit in the form of a hypothetical account balance. Annually, a participant’s account balance is increased by (i) pay credits based on the participant’s earnings, age and accumulated service, and (ii) interest credits based on the participant’s account balance at the end of the year and the five-year U.S. Treasury Bond rate. Pay credits accrue annually at a rate between 3% and 10%. Pension benefits under this formula are payable in a lump sum or as an annuity. Other optional forms of payout are also available.

Supplemental Retirement Plan

Certain officers, including the Named Executive Officers, who participate in the Pension Plan also participate in a Supplemental Retirement Plan. The Supplemental Retirement Plan is a non-qualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Supplemental Retirement Plan has a final average pay formula and an account balance benefit formula, both of which are based on the final average pay and account balance formulas in the Pension Plan. The benefits for Mr. Biland, Mr. Montemurro and Mr. Ward under this plan are calculated under the final average pay formula. The benefits for Mr. Ellen, Mr. Michaels and Mr. Pinchuk under this plan are calculated using the account balance formula.

Under the Supplemental Retirement Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Retirement Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable IRS limitations are applied. Qualified retirement plan compensation is currently limited to $210,000 per annum for 2005 and $220,000 per annum for 2006 per participant by Section 401(a)(17) of the Internal Revenue Code.

Named Executive Officers’ Benefits

The estimated total benefits payable as a single lump sum at age 65 (assuming continued employment to age 65) for Mr. Ellen and Mr. Pinchuk, whose combined benefits are determined using only the account balance formula, are: $1,088,855 for Mr. Ellen; and $534,024 for Mr. Pinchuk. The estimated total benefits payable as a single lump sum at age 73 (assuming continued employment to age 73) for Mr. Michaels, whose combined benefits are determined using only the account balance formula, is $727,070. The benefits for Mr. Ellen, Mr. Michaels and Mr. Pinchuk are not in addition to the benefits shown on “Table 6: Pension Plans.” The benefits for Mr. Ellen, Mr. Michaels and Mr. Pinchuk substitute for the Pension Table’s benefits.

The combined benefits payable under both plans for Mr. Biland, Mr. Montemurro and Mr. Ward are reflected in “Table 6: Pension Plans.”

As of February 27, 2006, the full years of credited service for the Named Executive Officers under both the Supplemental Retirement Plan and the Pension Plan are: Mr. Biland, 7 years; Mr. Ellen, 3 years; Mr. Montemurro, 35 years; Mr. Pinchuk, 4 years; and Mr. Ward, 18 years. Mr. Michaels is over the age of 65 and, per federal regulations, is fully vested in the pension plans.

ITEM 3: PROPOSAL TO AMEND AND RESTATE THE 2001 INCENTIVE STOCK AND AWARDS PLAN

We are seeking shareholder approval of amendments to the Company’s 2001 Incentive Stock and Awards Plan as previously amended (the “Existing Plan”) in the form of the Amended and Restated 2001 Incentive Stock and Awards Plan which is attached to this Proxy Statement as Appendix A (the “Amended Plan”). Shareholders approved the Existing Plan in 2001 and the shares available under the Existing Plan were used for five years of grants. The Company is proposing an increase in the shares authorized under the Existing Plan and certain other amendments to the Existing Plan so that the Company can present to shareholders an equity incentive plan that, in large part, shareholders have previously approved, rather than presenting a new plan. In addition to seeking shareholder approval for the increase in the shares authorized and the other amendments, we are also requesting shareholder approval of the Amended Plan so that benefits under the Amended Plan can continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and not adversely affect Snap-on’s tax deduction. Section 162(m) in part requires shareholder approval of a compensation plan once every five years. Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance based” to $1 million per executive officer. “Performance based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. Shareholder approval of the general business criteria of the Amended Plan and the maximum amounts that may be awarded under the Plan, even without shareholder approval of specific targeted levels of performance, will qualify the incentive awards under the Amended Plan as performance based compensation and is expected to allow full tax deductibility of any performance based awards under the Amended Plan for the next five years.

The purpose of the Amended Plan is to attract and retain outstanding people as officers, directors and employees and to increase shareholder value. The Amended Plan motivates participants by offering them the opportunity to acquire shares of our Common Stock, receive monetary payments based on the value of those shares, or receive other incentive compensation.

The following is a summary of (i) the principal amendments to the Existing Plan and (ii) the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan.

Principal Amendments

The Amended Plan effects a number of amendments to the Existing Plan. The following summarizes the principal amendments:

A.             Additional Available Shares.   The Existing Plan authorized the issuance of 5,000,000 shares. The Existing Plan was presented to and approved by shareholders in 2001 and provided the number of shares necessary for awards for a five-year period. We have reviewed our projections and determined that additional shares are necessary to allow us to make future grants that fulfill the objectives of the Plan and our current compensation practices. The Amended Plan includes an additional 2,800,000 shares that may be issued effective upon shareholder approval of the Amended Plan. The additional shares may be used to grant any type of award provided for in the Amended Plan.

B.             Increased Flexibility for Awards.   The Existing Plan provided that no participant could be granted awards that would result in such participant receiving in any single fiscal year (i) performance shares relating to more than 40,000 shares and (ii) awards of Performance Units for more than 40,000 shares. After reviewing our compensation practices and the compensation practices of other companies, we believe that it is necessary to increase these individual limitations to 100,000 for each type of award in order to allow us to have the flexibility necessary to design compensation plans that are necessary to attract and retain qualified individuals as employees.

The Existing Plan also provided that on the date of each annual meeting of shareholders, non-employee Directors would receive options to purchase 3,000 shares of our Common Stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted. After studying compensation practices at our peer group companies, we determined that it was advisable to amend the Existing Plan to provide for flexibility as to the types and sizes of awards that can be granted to non-employee Directors so that we can continue to attract and retain outstanding Directors while also continuing to increase shareholder value.

Administration and Eligibility

The Amended Plan is administered by the Organization and Executive Compensation Committee (the “Compensation Committee”), which must have at least two Directors, each a “non-employee director” under the Securities Exchange Act of 1934 and an “outside director” under the Internal Revenue Code. Currently all three members of the Compensation Committee meet these requirements. The Compensation Committee administers the Amended Plan, with the authority to

•       interpret the Amended Plan;

•       make, change and rescind rules and regulations relating to the Amended Plan;

•       make changes to or reconcile any inconsistency in any award or agreement covering an award; and

•       make all other determinations necessary or advisable for administering the Amended Plan.

However, the Board will approve grants of awards to non-employee Directors. In this summary, reference to the “Compensation Commitee” shall be deemed to include the Board in its capacity with respect to non-employee Director awards.

To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of our officers the authority and responsibility of the Compensation Committee. However, for actions related to individuals subject to the provisions of Section 16 of the Securities Exchange Act, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of non-employee Directors.

Participants in the Amended Plan will be our officers and other employees, or individuals engaged to become officers or employees, who the Compensation Committee has designated to receive an award under the Amended Plan. In addition, each non-employee Director will be able to receive awards under the Amended Plan. As of March 1, 2006, there were approximately 165 officers and employees and nine non-employee Directors eligible to participate in the Plan.

Awards Under The Plan; Available Shares

The Amended Plan permits the grant of

•       stock options, which may be either “incentive stock options” meeting the requirements of section 422 of the Code (which we refer to as “ISOs”) or “non-qualified stock options” that do not meet the requirements of section 422 of the Code;

•       performance shares;

•       performance units;

•       restricted stock; and

•       annual incentive awards (provided that non-employee Directors may not be granted annual incentive awards).

The Compensation Committee can determine the types of awards to be granted, including

•       the awards to be granted to each participant;

•       the number of shares of our Common Stock with respect to which an award is granted; and

•       any terms of any award.

The Compensation Committee can grant awards under the Amended Plan either alone or in addition to any other award (or any other award granted under another of our plans). It also can grant tandem awards.

The Amended Plan reserves an additional 2,800,000 shares of our Common Stock for issuance (subject to shareholder approval). The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards. These numbers may be adjusted to prevent dilution as described below.

In general, if an award terminates or is canceled without the issuance of shares or a cash payment, or if shares are issued under any award and we reacquire them pursuant to rights we reserved on the issuance of the shares, or if shares are delivered to us in payment of the exercise price of an award, then these shares may be reused for new awards under the Amended Plan.

In 2001, the Existing Plan was approved by shareholders and replaced the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program (the “1986 Program’’). The 1986 Program is no longer in effect. If any shares subject to awards granted under the 1986 Program would again become available for new grants under the terms of the 1986 Program if it were still in effect, then those shares will generally be available to grant awards under the Amended Plan. Those shares are not available for future awards under the terms of the 1986 Program.

The Amended Plan also provides that, subject to adjustment to prevent dilution, no participant may be granted awards that could result in such participant receiving in any single fiscal year

•       stock options for more than 1,000,000 shares of our Common Stock;

•       awards of restricted stock relating to more than 200,000 shares;

•       performance shares relating to more than 100,000 shares;

•       awards of performance units for more than 100,000 shares; or

•       an annual incentive award greater than $3,000,000.

Terms of Awards

Stock Options.   The Compensation Committee establishes the exercise price for each stock option, which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Compensation Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Compensation Committee determines otherwise, the terms of any ISO must comply with the provisions of section 422 of the Code.

Each non-employee Director stock option will, except as otherwise provided, terminate in ten years, or a lesser period of time, depending on the Director’s age, years of service and reason the Director ceases to serve on the Board.

Restricted Stock, Performance Shares and Performance Units.   Under the Amended Plan, each award of restricted stock, performance shares or performance units may be subject to such terms as the Compensation Committee deems appropriate, including achievement of one or more performance goals. However, except for awards to non-employee Directors a restricted stock award must have a restriction period of at least one year if it requires the achievement of performance goals, and at least three years if it is not subject to performance goals.

For purposes of the Amended Plan, performance goals are generally goals that relate to achievement of certain financial results, including results with respect to revenue, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, cost of goods sold, ratio of debt to debt plus equity, profit before tax, gross profit, net profit, net sales, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, fair market value per share, basic earnings per share, diluted earnings per share, return on shareholder equity, average accounts receivable, average inventories, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, return on year-end equity, and/or in the case of awards that the Compensation Committee determines will not be considered “performance-based compensation” under Code section 162(m), other goals the Compensation Committee may establish.

The Compensation Committee may also provide for acceleration of restrictions on restricted stock, and deemed achievement of performance goals subject to an award, upon a participant’s death, disability or retirement. The Compensation Committee may determine to pay performance units in cash, in shares, or in a combination of cash and shares.

Annual Management Incentive Awards.   Under the Amended Plan, the Compensation Committee will determine the terms of any annual incentive awards it grants. However, payment of all or any portion of the amount subject to the annual incentive award must be contingent on the achievement or partial achievement of one or more of the performance goals during the specified period. An annual incentive award must relate to a period of at least one year unless the award is made when employment begins or a promotion occurs.

Non-employee Director Awards.   The Amended Plan provides that the non-employee Directors will receive awards under the Plan subject to the terms and conditions set by the Board. Non-employee Directors will not be eligible to receive incentive stock options or annual incentive awards.

Other Terms.   Any award granted under the Amended Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Compensation Committee determines appropriate, including, without limitation, provisions to

•       defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the Amended Plan);

•       purchase shares under stock options in installments;

•       pay for stock options using cash or other shares or other securities of Snap-on;

•       allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and

•       restrict resale or other disposition.

Adjustments

If the Compensation Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other Snap-on securities, or other similar corporate transactions) affects the shares such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Amended Plan, then the Compensation Committee may adjust

•       the number and type of shares subject to the Amended Plan and which may, after the event, be made the subject of awards;

•       the number and type of shares subject to outstanding awards; and

•       the grant, purchase or exercise price with respect to any award.

The Compensation Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the Amended Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control

Except to the extent the Compensation Committee provides a result more favorable to holders of awards, in the event of a Change of Control

•       all outstanding options shall vest automatically;

•       restricted stock that is not vested before a Change of Control will vest on the date of the Change of Control;

•       each holder of a performance share or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit; and

•       all annual incentive awards that are earned but not yet paid will be paid, and all annual incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant's maximum award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change of Control.

Transferability

Awards granted under the Amended Plan are not transferable other than by will or by law. Additionally, the Compensation Committee may allow a participant to designate a beneficiary to exercise the award after the participant’s death.

Amendment and Termination of the Amended Plan

The Amended Plan will terminate, and no award may be granted, more than ten years after the date our shareholders approve the Amended Plan, unless the Board earlier terminates the Amended Plan as described below.

The Board may amend, alter, suspend, discontinue or terminate the Amended Plan at any time, except that shareholders must approve any amendment of the Amended Plan if (a) such approval is required by law or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which our Common Stock is then traded; or (b) the amendment materially increases the number of shares reserved for issuance or relates to participant limitations (subject to the adjustment provisions provided in the Amended Plan), shortens the restriction periods for restricted stock, or amends the repricing provisions.

Repricing

The Compensation Committee may not decrease the exercise price for any outstanding stock option granted under the Amended Plan after the grant date or allow a participant to surrender an outstanding stock option granted under the Amended Plan for a new stock option with a lower exercise price.

Amendment, Modification or Cancellation of Awards

Subject to the requirements of the Amended Plan and its restrictions on repricing, and so long as any amendment or modification does not increase the number of shares issuable under the Amended Plan (except as permitted by the adjustment provisions described previously), the Compensation Committee can

•       change any award or waive any restrictions or conditions applicable to any award; and

•       amend or cancel the terms applicable to any awards by mutual agreement between the Compensation Committee and the participant or any other persons as may then have an interest in the award.

The Compensation Committee does not need the consent of a participant (or other interested party) to cancel an award pursuant to the adjustment provisions described previously.

Withholding

We may withhold the amount of any tax attributable to any amount payable or shares deliverable under the Amended Plan after giving notice to the person entitled to receive such amount or shares, and we can defer making payment or delivery if any such tax may be pending. The Compensation Committee may permit a participant to pay any withholding taxes based on (1) the exercise of a non-qualified stock option; (2) a disqualifying disposition of shares received upon the exercise of an ISO; or (3) the lapse of restrictions on restricted stock, by (a) having us withhold shares otherwise issuable under the award; (b) tendering back shares received in connection with such award; or (c) delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

New Plan Benefits; Stock Price

The number of Awards that will be granted under the Amended Plan in the future to any single key employee or group of key employees is not determinable. The following awards were issued pursuant to the Existing Plan and are not subject to shareholder approval of the Amended Plan. On February 16, 2006, the Company granted options under the Existing Plan to purchase the number of shares of Common Stock indicated to the persons noted: Mr. Biland – 42,000; Mr. Ellen – 42,000;

Mr. Michaels – 110,000; Mr. Pinchuk – 42,000; Mr. Ward – 15,000; all executive officers as a group – 296,320; and all employees as a group – 562,240. The options were granted at an exercise price of $39.35 per share. See “Table 3: Option Grants in Last Fiscal Year” for information relating to the stock options granted to the Named Executive Officers in 2005.

On February 16, 2006, the company also granted performance based restricted stock under the Existing Plan to the persons noted: Mr. Biland – 24,000; Mr. Ellen – 24,000; Mr. Michaels – 60,000; Mr. Pinchuk – 24,000; Mr. Ward – 12,000; all executive officers as a group – 170,500; and all employees as a group 241,580. See “Table 5: Long-Term Incentive Plans — Awards in Last Fiscal Year’’ for information relating to performance shares granted to the Named Executive Officers in 2005.

The closing price of a share of our Common Stock on the New York Stock Exchange on March 1, 2006 was $38.70.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Amended Plan under current tax law.

Stock Options.   The grant of a stock option under the Amended Plan will create no income tax consequences to us or the recipient. A recipient who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by recipient. Upon the recipient’s subsequent disposition of the shares received with respect to such stock option, the recipient will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO and we will not be allowed a deduction. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock.   Generally, a recipient will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Amended Plan, unless the recipient makes the election described below. A recipient who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the recipient recognizes income. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A recipient may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the employee paid for such restricted stock). If the recipient makes such an election, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the recipient recognizes income. If the recipient makes the election, any cash dividends the recipient receives with respect to the restricted stock will be treated as dividend income to the recipient in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the recipient who has made an election subsequently forfeits the restricted stock, the recipient will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares.   The grant of performance shares will create no income tax consequences for us or the recipient. Upon the recipient’s receipt of shares at the end of the applicable performance period, the recipient will recognize ordinary income equal to the fair market value of the shares received, except that if the recipient receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the recipient will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the recipient. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to performance shares granted to certain of our executive officers. Upon the recipient’s subsequent disposition of the shares, the recipient will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the recipient received the shares.

Performance Units.   The grant of a performance unit will create no income tax consequences to us or the recipient. Upon the recipient’s receipt of cash and/or shares at the end of the applicable performance period, the recipient will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the recipient’s subsequent disposition of the shares the recipient will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent of the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Annual Incentive Awards.   An employee who is paid an annual incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

162(m) Limit On Compensation.   Code section 162(m) limits the deduction we can take for compensation we pay to our CEO and four other highest paid officers (determined as of the end of each year) to $1 million per year per individual.

However, certain performance based compensation that meets requirements of Code section 162(m) does not have to be included as part of the $1 million limit. The Amended Plan is designed so that awards granted to the covered individuals may meet the Code section 162(m) requirements for performance based compensation.

Accounting Treatment of Options

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under the Amended Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised in accordance with normal option terms, although the issuance of shares of Common Stock upon exercise may reduce basic earnings per share, as more shares of our Common Stock would then be outstanding. Additional compensation expense will be recognized at the time stock options are exercised if, upon approval by the Compensation Committee, the vesting period for unvested awards is accelerated.

Equity Compensation Plan Information

Effective as of March 1, 2006, there were 5,078,373 options outstanding. The weighted average exercise price of these options was $32.62 and the weighted-average remaining contractual life was 5.95 years. In addition, as of March 1, 2006 there were 353,795 grants of performance based restricted stock and performance shares outstanding.

The following table provides information about the Company's equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,106,628	(1)	$31.44	(2)	2,077,198	(3)
Equity compensation plans not approved by security holders	37,454	(4)	Not Applicable		(5)
Total	5,144,082		$31.44		2,077,198	(5)

(1)                Includes (i) options to acquire 2,056,399 shares granted under the 1986 Incentive Stock Program; (ii) options to acquire 2,992,983 shares granted under the 2001 Incentive Stock and Awards Plan; (iii) 57,246 shares represented by deferred share units under the Directors’ Fee Plan. Excludes 669,951 shares issuable in connection with the vesting of performance based restricted share units under the 2001 Incentive Stock and Awards Plan. Also excludes shares of common stock that may be issuable under the employee stock purchase plan and the dealer stock purchase plan.

(2)                Reflects only the weighted-average exercise price of outstanding stock options granted under the 2001 Incentive Stock and Awards Plan and the 1986 Incentive Stock Program and does not include shares represented by deferred share units under the Directors’ Fee Plan and shares issuable in connection with the vesting of restricted share units under the 2001 Incentive Stock and Awards Plan for which there is no exercise prices. Also excludes shares of common stock that may be issuable under the employee stock purchase plan and the dealer stock purchase plan.

(3)                Includes (i) 1,446,935 shares reserved for issuance under the 2001 Incentive Stock and Awards Plan (which may be issued upon the exercise of stock options or granted as restricted stock or restricted share units); (ii) 171,946 shares reserved for issuance under the Directors’ Fee Plan; (iii) 386,898 shares reserved for issuance under the employee stock purchase plan; and (iv) 71,419 shares reserved for issuance under the dealer stock purchase plan.

(4)                Consists of deferred share units under Snap-on’s Deferred Compensation Plan. Snap-on’s Deferred Compensation Plan allows elected and appointed officers of Snap-on to defer all or a percentage of their respective annual salary and/or incentive compensation. The deferred share units are payable in shares of Snap-on Common Stock on a one-for-one basis and are calculated at fair market value. Shares of Common Stock delivered under the Deferred Compensation Plan are previously issued shares reacquired and held by Snap-on.

(5)                The Deferred Compensation Plan provides that Snap-on will make available as and when required a sufficient number of shares of Common Stock to meet the needs of the plan. It further provides that such shares shall be previously issued shares reacquired and held by Snap-on.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the Amended Plan, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker nonvotes will have no impact on the vote, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDED PLAN. Shares of Common Stock represented by executed but unmarked proxies will be voted “FOR” the Amended Plan.

OTHER INFORMATION

Executive Agreements

We have agreements with the Named Executive Officers to provide continued compensation and benefits in the event of a change of control as defined in the agreements. The agreements are for one-year terms and are automatically extended from year to year, unless notice is given. The agreements also provide that if there is a change of control, then the terms will continue for 24 months.

In the event of such change of control, if one of such Named Executive Officers is terminated and is entitled to termination benefits, then he or she will receive lump-sum payments equal to three times the sum of his or her highest base salary and the higher of the annual bonus target opportunity or the payment during the three years before the change of control. The Named Executive Officer will also receive an additional payment to cover any excise taxes (and related income taxes) that may result from the lump-sum payments and may continue to receive health and life insurance benefits, if desired, for three years. A Named Executive Officer will be entitled to the termination benefits if his employment is constructively terminated without cause in anticipation of or within two years following the change of control, or if he or she voluntarily terminates employment between 12 and 18 months following the change of control.

The Company and Mr. Michaels are party to an agreement that provides that if he is terminated by the Company without Cause (as defined in the agreement) before December 3, 2007, he will receive the payments and benefits set forth below.

The Company will pay to Mr. Michaels an amount that is equal to the base salary that he would have been paid through the Covered Period, using the rate that had been in effect immediately prior to the Date of Termination, had the termination of employment not occurred (the “Salary Payment”). The Salary Payment will be paid, in the sole discretion of the Company, in a lump sum payment within ten (10) business days following the Date of Termination or in substantially equal monthly payments during the Covered Period. The Company will also pay to Mr. Michaels an annual incentive payment for each fiscal year of the Covered Period (the “Annual Incentive Payment”). The Annual Incentive Payment will be (i) determined using the Mr. Michaels’ annual incentive opportunity immediately prior to the Date of Termination and the Mr. Michaels’ performance as assessed by the Board, and (ii) paid within sixty (60) days after the Annual Incentive Payment is calculated for the applicable fiscal year. During the Covered Period, the Company will also provide Mr. Michaels with continued health, disability, life and other insurance benefits substantially similar to the benefits provided during such period to the elected officers of the Company. The “Date of Termination” means the date on which the termination of Mr. Michaels’ employment is effective. The “Covered Period” means the period of time beginning on the Date of Termination and ending on December 3, 2007.

On June 4, 2002, we entered into a severance agreement with Mr. Pinchuk. Pursuant to the agreement, upon the occurrence of a “Qualifying Termination,” and execution of a Release Agreement, Mr. Pinchuk will be entitled to receive the payments and benefits described below. A Qualifying Termination is defined as the termination of Mr. Pinchuk’s employment by the Company and its subsidiaries without Cause (as defined in the agreement). Unless reduced as set forth below, Mr. Pinchuk (or his estate) will be entitled to receive severance payments in the form of substantially equal monthly installments over a period of 2 years following the Qualifying Termination. The severance payments are equal to: the sum of (i) his monthly rate of base salary in effect during the period immediately prior to the Qualifying Termination plus (ii) his annual bonus calculated at his target payout and prorated on a monthly basis for the period immediately preceding the Qualifying Termination. In addition, Mr. Pinchuk will be subject to certain restrictive covenants, as set forth in the agreement, during the severance period. If Mr. Pinchuk violates the restrictive covenants during such period, all severance payments which have not yet been paid will be immediately forfeited and any further continuation of benefits (as set forth in the agreement) will immediately cease. The severance payments are not included as compensation for purposes of calculating Mr. Pinchuk’s retirement benefits from the Company, and the severance period will not count as service for purposes of any benefit plan or arrangement maintained by the Company. Snap-on will not be obligated to provide severance payments after Mr. Pinchuk becomes employed by a subsequent employer.

During the severance period following the Qualifying Termination (or, if later, in accordance with the existing plans, agreements and arrangements in effect between Mr. Pinchuk and the Company), the Company will provide him with continued health, disability, life and other insurance benefits substantially similar to the benefits provided to him immediately prior to the Qualifying Termination. However, the level of any continued benefit is reduced to the extent that any such benefits are being provided to him by a subsequent employer.

In addition, in the case of a Qualifying Termination, (i) all unvested incentive options will be converted to vested non-qualified options, and will be exercisable for a period of 6 months from the Qualifying Termination, and (ii) all unvested non-qualified options will be converted to vested non-qualified options and will be exercisable for a period of 6 months from the Qualifying Termination.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2005 our Executive Officers and Directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. The Company files the required reports on behalf of our Executive Officers and Directors.

Dividend Reinvestment and Direct Stock Purchase Plan

The Dividend Reinvestment and Direct Stock Purchase Plan, established in 1997, provides for automatic dividend reinvestment in shares of Common Stock and allows shareholders and investors the opportunity to purchase shares of Common Stock directly without using a broker through a variety of methods including:

•       investments of cash dividends on all or a portion of Common Stock which the person already owns; and

•       periodic cash investments of more than $100 per investment, up to an annual maximum of $150,000.

Shares acquired under these methods will generally be purchased in the open market but may, at Snap-on’s option, consist of newly issued shares. Shares will be purchased at 100% of the average of the high and low prices of the Common Stock on the day of purchase. For purchasers, there are no participation, commission or administrative fees.

More information, including a prospectus, is available from Computershare Trust Company, N.A., our transfer agent, at 1-800-446-2617 (in the United States) or 1-781-575-2723 (outside the United States).

Householding

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling 1-262-656-5200 and asking for Investor Relations or by writing Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, WI 53143.

The Company has made references to information contained on or available through its Website for your use as background information only. You should not consider this information part of this Proxy Statement.

Appendix A

SNAP-ON INCORPORATED
2001 INCENTIVE STOCK AND AWARDS PLAN
(Amended and Restated as of April 27, 2006)

1.   Purpose and Construction.

(a)   Purpose.   The Snap-on Incorporated 2001 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, directors and employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)   Definitions.   All capitalized terms used in this Plan have the meanings given in Section 14.

2.   Administration.

(a)   Committee Administration.   The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding. Notwithstanding the foregoing, the Board of Directors will approve grants of Awards to Non-Employee Directors. With respect to Awards to Non-Employee Directors, all references to the Committee in this Plan shall include the Board.

(b)   Delegation to Other Committees or Officers.   To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)   No Liability.   No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

3.   Eligibility.   (a) The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant.

4.   Types of Awards.

(a)   Discretionary Grants of Awards.   Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate.

(b)   Grants to Non-Employee Directors.   The Board will approve the grant of Awards to Non-Employee Directors.  Subject to the terms of this Plan, the Board has full power and authority to: (i) determine the type or types of Awards to be granted to each Non-Employee Director; (ii) determine the number of Shares with respect to which an Award is granted to a Non-Employee Director, if applicable; and (iii) determine any terms and conditions of any Award granted to a Non-Employee Director. Awards under this Plan to Non-Employee Directors may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate. Notwithstanding the foregoing, Non-Employee Directors may not be granted an Award that consists of, in whole or in tandem with another type of Award, an annual incentive award.

5.   Shares Reserved under this Plan.

(a)   Plan Reserve.   On April 27, 2001, the Company’s shareholders approved this Plan, under which an aggregate of 5,000,000 Shares were then reserved for issuance. Effective upon approval of this Plan, as amended and restated, by the Company’s shareholders at a meeting duly called and held on April 27, 2006, an additional 2,800,000 Shares will be reserved for issuance under this Plan. However, not more than 7,800,000 of the reserved Shares may be issued pursuant to incentive stock options. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. As to Awards that are (i) Restricted Stock, (ii) Performance Shares, or (iii) Performance Units that are paid in Shares or the value of which is based on the Fair Market Value of Shares, the Company may not issue, or make payments as to, more than 3,800,000 Shares in the aggregate. The limitations of this subsection are subject to adjustments as provided in Section 12.

(b)   Replenishment of Shares Under this Plan.   If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

(c)   Addition of Shares from Predecessor Plan.   After April 27, 2001, if any Shares subject to awards granted under the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program.

(d)   Participant Limitations.   Subject to adjustment as provided in Section 12, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 1,000,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 200,000 Shares, (iii) receiving Performance Shares in any single fiscal year of the Company relating to more than 100,000 Shares; (iv) receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 100,000 Shares; or (v) receiving an annual incentive award in any single fiscal year of the Company that is more than $3,000,000. In all cases, determinations under this Section 5 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6.   Options.

(a)   Eligibility.   The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)   Exercise Price.   For each Option other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(c)   Terms and Conditions of Options.   An option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

(d)   Terms and Conditions of Non-Employee Director Options.   Grants of stock options to Non-Employee Directors (“Director Options”) will, except as otherwise provided, terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service, three years after the Director ceases to serve on the Board for any reason other than death; (iii) if the Director is not age 65 and has not completed six years of service, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. For each Director Option, the Board will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Director Option as determined on the date of grant.

7.   Performance and Stock Awards.

(a)   Eligibility for Performance and Stock Awards.   The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

(b)   Terms and Conditions.   Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, except for Awards made to Non-Employee Directors, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

8.   Annual Management Incentive Awards.   The Committee may grant annual incentive awards each year to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies. An annual incentive award must relate to a period of at least one year except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

9.   Transferability.   Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Committee allows and in a manner the Committee specifies designate in writing a beneficiary to exercise the Award after the Participant’s or Non-Employee Director’s death.

10.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)   Term of Plan.   This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b)   Termination and Amendment.   The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

        (i)  the provisions of Section 6(d) may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder;

       (ii)  shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

      (iii)  shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(d) (except as permitted by Section 12); (B) an amendment to shorten the restriction periods specified in Section 7(b); or (C) an amendment to the provisions of Section 10(e).

(c)   Amendment, Modification or Cancellation of Awards.   Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 12).

(d)   Survival of Committee Authority and Awards.   Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)   Repricing Prohibited.   Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 12, neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

(f)   Foreign Participation.   To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 10(b)(iii).

11.   Taxes.   The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

12.   Adjustment Provisions; Change of Control.

(a)   Adjustment of Shares.   In the event of any Change in Capitalization, a proportionate substitution or adjustment may be made in (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan and (ii) the number, kind and/or exercise price of shares or other property to be delivered under the Plan, in each case as may be determined by the Committee in its sole discretion. Such other proportionate substitutions or adjustments may be made as shall be determined by the Committee in its sole discretion. “Change in Capitalization” means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(b)   Issuance or Assumption.   Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c)   Change of Control.   Except to the extent the Committee provides a result more favorable to holders of Awards, upon the occurrence of a Change of Control,

        (i)  all outstanding Options shall vest automatically;

       (ii)  the restrictions on Restricted Stock shall lapse;

      (iii)  within ten days following the Change of Control, the Company shall pay each holder for each Performance Share and/or Performance Unit the amounts that have been earned but not yet paid;

       (iv)  each annual incentive award which has not yet been earned as of the Change of Control shall be deemed to have been earned pro rata as if the Performance Goals were attained as of the Change of Control, by taking the product of (A) the Participant’s maximum award opportunity for the fiscal year and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is 12, and within ten days following the Change of Control, the Company shall pay each holder of such an annual incentive award, in full settlement thereof, an amount in cash equal to the value of such pro rata award;

        (v)  within ten days following the Change of Control, the Company shall pay to each holder of an annual incentive award that has been earned but not yet paid, in full settlement thereof, an amount in cash equal to the value of such award; and

       (vi)  within ten days following the Change in Control, the Company shall pay to each holder of an Award with respect to which dividend equivalents or similar amounts have been credited and not yet paid pursuant to any other provision of this Section 12(c), a cash payment equal to the value of such dividend equivalents or similar amounts.

13.   Miscellaneous.

(a)   Other Terms and Conditions.   The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

        (i)  one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

       (ii)  the purchase of Shares under Options in installments;

      (iii)  the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

       (iv)  provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

        (v)  restrictions on resale or other disposition; and

       (vi)  compliance with federal or state securities laws and stock exchange requirements.

(b)   No Fractional Shares.   No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c)   Unfunded Plan.   This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(d)   Requirements of Law.   The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(e)   Governing Law.   This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Kenosha, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(f)   Severability.   If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

14.   Definitions.   Capitalized terms used in this Plan have the following meanings:

(a)  “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b)  “Award” means grants of Options, Performance Shares, Performance Units, Restricted Stock or an annual incentive award under this Plan.

(c)   “Board” means the Board of Directors of the Company.

(d)  For purposes of this Plan, a “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

        (i)  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

       (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 25, 2002, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 25, 2002 or whose appointment, election or nomination for election was previously so approved or recommended; or

      (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

       (iv)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this definition of Change of Control, “COC Affiliate”  shall have the meaning of “affiliate,” as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its COC Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

(e)   “Change of Control Price” means the higher of (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; or (ii) the highest price per Share paid in the Change of Control transaction.

(f)   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)  “Committee” means the Organization and Executive Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h)  “Common Stock” means the common stock of the Company.

(i)   “Company” means Snap-on Incorporated, a Delaware corporation, or any successor to Snap-on Incorporated, a Delaware corporation.

(j)   “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(k)  “Effective Date” means the date the Company’s shareholders approve this Plan.

(l)   “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(n)  “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code section 422.

(o)  “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Director, who the Committee designates to receive an Award under this Plan.

(p)  “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month);

return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

(q)  “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(r)   “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(s)   “Plan” means this Snap-on Incorporated 2001 Incentive Stock and Awards Plan, as amended from time to time.

(t)   “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(u)  “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(v)  “Share” means a share of Common Stock.

(w)  “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

*****

APPENDIX B

SNAP-ON INCORPORATED
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS(1)

A director may not be considered independent if the director does not meet the criteria for independence by the New York Stock Exchange (the “NYSE”) and applicable law. A director is not considered independent under the NYSE criteria if the Board of Directors finds that the director has a material relationship with Snap-on Incorporated or the subsidiaries in its consolidated group (the “Company”). Under the NYSE rules:

1.    A director who is an employee, or whose Immediate Family Member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2.    A director who receives, or whose Immediate Family Member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an Immediate Family Member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3.    A director is not independent if (A) the director, or an Immediate Family Member, is a current partner of a firm that is the Company’s current internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an Immediate Family Member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director, or an Immediate Family Member, was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.    A director who is employed, or whose Immediate Family Member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(1)                Any defined terms used herein shall have such meaning as set forth in the NYSE’s listing standards regarding the independence of directors.

B-1

5.                A director who is an executive officer or an employee, or whose Immediate Family Member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not “independent” until three years after falling below such threshold.(2)

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships:   A director is not independent if any payments by the Company to a business employing, or 10% or more owned by, a director or an Immediate Family Member of a director for goods or services, or other contractual arrangements, are not (i) made in the ordinary course of business and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Professional Services:   A director is not independent if the director, or an Immediate Family Member is (i) a partner of or of counsel to a law firm that provides legal services for the Company, or (ii) a partner, officer or employee of an investment bank or consulting firm that provides investment banking or consulting services for the Company.

Personal Services:   A director who provides personal services to the Company is not independent unless (i) the Board has reviewed and approved such personal services in advance of the personal services being provided and (ii) the personal services provided are disclosed in the Company’s proxy statement.

Relationships with Not-for-Profit Entities:   A director is not independent if the director, or an Immediate Family Member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives contributions from the Company unless that foundation, university or other not-for-profit organization provides demonstrable services to the Company, its employees, or the Company’s employees’ families.

(2)                     In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or Immediate Family Member’s current employer; the Company need not consider former employment of the director or Immediate Family Member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however, that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

B-2

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	ADD 6					C 1234567890 J N T

						☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card						123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Election of Directors
1. Election of Directors – Three year terms –
	For	Withhold		For	Withhold	For	Withhold	For	Withhold
01 - Bruce S. Chelberg	☐	☐	02 - Karen L. Daniel	☐	☐ 03 - Arthur L. Kelly	☐	☐ 04 - Jack D. Michaels	☐	☐

Proposals
			For	Against	Abstain
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditor for 2006.			☐	☐	☐

3. Proposal to amend and restate the Company’s 2001 Incentive Stock and Awards Plan.			☐	☐	☐

Other Issues

4. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

When properly executed, this Proxy will be voted per your instructions. This Proxy will be voted “FOR” Director nominees and “FOR” Items 2 and 3 if no choice is specified. In the absence of an instruction to the contrary, this Proxy will be voted at the discretion of the Proxies on any other business.

This Proxy is also intended for use by the participants of any eligible benefit plans of Snap-on Incorporated. Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person.

Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box				Date (mm/dd/yyyy)

			1 U P X				0 0 8 3 2 9 1
001CD40001	00J1WB

Proxy

SNAP-ON INCORPORATED 2801 80TH STREET KENOSHA, WI 53143

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Jack D. Michaels and Susan F. Marrinan as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 27, 2006, at the Eaglewood Resort, 1401 Nordic Road, Itasca, IL 60143 at 10:00 a.m. on Thursday, April 27, 2006 or at any adjournment thereof.

This Proxy will be voted “FOR” the Director nominees in the Proxy Statement and “FOR” Items 2 and 3 if no choice is specified. In the absence of an instruction to the contrary, this Proxy will be voted for the proposals stated herein and at the discretion of the Proxies on any other business.

Dear Shareholder:

Snap-on Incorporated encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed on the reverse side in the purple bar, just below the perforation. The series of numbers that appear in the purple bar on the reverse must be used to access the system.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on	• Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 27, 2006.

THANK YOU FOR VOTING